STATE OF DELAWARE
                                                 AMENDMENT OF THE
                                          CERTIFICATE OF INCORPORATION OF
                                             NEW MOUNTAINTOP CORPORATION

New Mountaintop Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That pursuant to the unanimous consent of the Board of Directors of New Mountaintop Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the board of directors hereby adopts and declares advisable the following amendments to the Certificate of Incorporation of the Company:

(1) Section 1 of the Certificate of Incorporation is hereby replaced with the following:

"The name of corporation is Trust Licensing, Inc."

(2) The following amendment shall be added to the existing Section 4 of the Certificate of Incorporation:

"As of August 20, 2004, every 10 shares of issued and outstanding common stock of the Company shall be combined into one share of common stock of the Company. No fractional shares shall be issued. In lieu of fractional shares, each fractional share shall receive the fair value of the fractional share in cash or as otherwise provided for in Section 155 of the DGCL."

SECOND: That thereafter, pursuant to the resolution of the Board of Directors, a majority of stockholders, acting by consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, voted the necessary number of shares as required by statute in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, New Mountaintop Corporation has caused this certificate to be signed by Mark Golden, an Authorized Officer, this ___ day of September 2004.



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           Leigh Rothschild, President